EXHIBIT 10.12

FACEBOOK, INC.

INDEMNIFICATION AGREEMENT RELATING TO SUBSIDIARY OPERATIONS

This Indemnification Agreement (“Agreement”) is effective as of ____, by and between Facebook, Inc., a Delaware corporation (the “Company” or “Facebook”), and the undersigned (“Indemnitee”). For purposes of this Agreement, the “Company” shall be deemed to include Facebook and its subsidiaries, as appropriate.

WHEREAS, the Company has determined that it is in the best interest of the Company to enter into certain business activities in ____ through ____ (the “Subsidiary”);

WHEREAS, in connection with the application of the Subsidiary to conduct such business activities under the laws, regulations and rules of ____ (collectively, “Applicable Law”), Indemnitee may be subject to potential liability should the Subsidiary fail to comply with Applicable Law due to Indemnitee’s control over the Company; and

WHEREAS, the operations of the Subsidiary benefit the Company and, therefore, the Company has agreed to indemnify Indemnitee as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and Indemnitee hereby agree as set forth below.

1.Indemnification of Expenses and Other Liabilities.

(a)    The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, any Claim (as defined herein) under Applicable Law arising from or related to any failure or alleged failure by the Subsidiary to comply with any requirement (including, without limitation, any capitalization requirement) under Applicable Law, or on any other basis under Applicable Law that would assign, or purport to assign, liability to Indemnitee by reason of his control over the Company, for any Expenses (as defined herein) or any Other Liabilities (as defined herein), including, without limitation, all interest, penalties, assessments and other charges paid or payable in connection with or in respect of such Expenses or Other Liabilities, unless and only to the extent such Expenses or Other Liabilities are finally judicially determined (after exhaustion of all appeals) to have arisen out of Indemnitee’s bad faith or willful misconduct (with the burden of proof on the Company) (any such Claim, a “Covered Claim”). Such payment of Expenses or Other Liabilities shall be made by the Company as soon as practicable but in any event no later than five (5) business days after written demand by Indemnitee therefor is presented to the Company (including, for clarity, prior to the final disposition of any Covered Claim).

(b)    Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Covered Claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that the failure to so provide notice to the Company shall not relieve the Company from any liability that it may have to Indemnitee hereunder unless and only to the extent the Company’s ability to participate in the defense of such Covered Claim was materially and adversely affected by such failure. In addition, at the Company’s sole cost and expense, Indemnitee shall give the Company such information and cooperation with respect to a Covered Claim as the Company may reasonably require and as shall be within Indemnitee’s power, to the extent that doing so is consistent with the exercise of Indemnitee’s rights under applicable federal, state, local or foreign law. The Company shall, at the Company’s sole cost and expense, provide Indemnitee with such information and cooperation with respect to a Covered Claim as Indemnitee may reasonably require, to the extent that doing so is consistent with the Company’s obligation to cooperate with regulatory or law enforcement agencies.

(c)    In connection with any Covered Claim, the Company shall indemnify Indemnitee to the fullest extent permitted by law against any Expenses or Other Liabilities incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights (i) under this Agreement, (ii) under any other document, agreement, vote of stockholders or disinterested directors, insurance policy or other written instrument, or (iii) under any applicable federal, state, local or foreign law. Such payment of Expenses or Other Liabilities shall be made by the Company as soon as practicable but in any event no later than five (5) business days after written demand by Indemnitee therefor is presented to the Company (including, for clarity, prior to the final disposition of any Covered Claim).

(d)    The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws (as now hereafter in effect), any other agreement (including, without limitation, the Indemnification Agreement between the Company and Indemnitee dated as of ____), any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue in perpetuity as to Indemnitee for any action taken or not taken while serving in an indemnified capacity, regardless of whether Indemnitee continues to serve in such capacity.

(e)    In the event the Company shall be obligated hereunder to pay the Expenses or Other Liabilities of any Covered Claim, the Company shall be entitled to assume the defense of such Covered Claim with counsel approved by Indemnitee (not to be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election so to do. If the Company elects to do so, the Company agrees to indemnify and reimburse Indemnitee for any Expenses or Other Liabilities incurred by Indemnitee in connection with such Covered Claim prior to and after such election; provided, that, the Company shall not be entitled to settle any such Covered Claim without the prior written consent of Indemnitee (not to be unreasonably withheld), unless such settlement solely involves the payment of money and provides for a full and final release of all Claims asserted against Indemnitee.

(f)    The Company hereby agrees to indemnify Indemnitee with respect to any Claims referenced in clauses (a), (c) and (e) of this Section 1 to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws (as now or hereafter in effect) or by statute.

(g)    For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. For purposes of this Agreement, without creating any presumption as to the existence of bad faith or willful misconduct if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and without willful misconduct if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including, without limitation, its financial statements, or upon information, opinions, reports, statements or recommendations furnished or made to Indemnitee by the officers or employees of the Company or its subsidiaries (including, without limitation, the Subsidiary) in the course of their duties, or by committees of the Board, or by any other person (including, without limitation, legal counsel, accountants and financial advisors), as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

(h)    For purposes of this Agreement, the following terms shall be defined as follows:

i.    “Claim” shall mean any actual, threatened, pending or completed action, suit, proceeding, claim, counterclaim, cross claim, arbitration, mediation, regulatory process, alternative dispute resolution mechanism, hearing, inquiry or investigation, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, regulatory, enforcement or investigative (formal or informal) nature, including, without limitation, any appeal therefrom. If Indemnitee believes in good faith that a given situation may lead to, or result in, the institution of a Claim, then such situation shall be considered a Claim.

ii.    “Expenses” shall mean any and all expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses and all other fees, costs, expenses and retainers, including, without limitation, court costs, transcript costs, the fees and other costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other charges, disbursements and obligations) incurred in connection with, or as a result of, investigating, defending, being a witness in or participating in (including, without limitation, on appeal), or preparing to defend, to be a witness in or to participate in, any Claim. Expenses also shall include expenses incurred in connection with any appeal resulting from any Claim, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

iii.    “Other Liabilities” shall mean damages (including, without limitation, incidental, consequential, special, exemplary, indirect and punitive damages), losses, liabilities, awards, judgments, fines, penalties, assessments, deficiencies and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) arising from or related to any Claim, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

2.     Contribution and Reimbursement.

(a)    Whether or not the indemnification provided in Section 1 hereof is available, in respect of any actual, threatened, pending or completed Covered Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay the entire amount of any Expenses and Other Liabilities of such Covered Claim without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.

(b)    The Company shall not enter into any settlement of any Covered Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), without the prior written consent of Indemnitee (which shall not be unreasonably withheld), unless such settlement solely involves the payment of money and provides for a full and final release of all Claims asserted against Indemnitee.

(c)    Without diminishing or impairing the obligations of the Company set forth in clauses (a) and (b) of this Section 2, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Expenses or Other Liabilities in any actual, threatened, pending or completed Covered Claim, the Company shall reimburse Indemnitee for the entire amount of Expenses or Other Liabilities actually incurred and paid or payable by Indemnitee.

3.    Advancement of Expenses. Notwithstanding any other provision of this Agreement to the contrary, the Company shall advance all Expenses and Other Liabilities incurred by or on behalf of Indemnitee in connection with any Covered Claim within five (5) business days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Covered Claim. Such statement or statements shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses or Other Liabilities advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses or Other Liabilities. Any advances and undertakings to repay pursuant to this Section 3 shall be unsecured and interest free.

4.     Miscellaneous.

(a)    The knowledge or actions, or failure to act, of any director, officer, employee, agent or fiduciary of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(b)    This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

(c)    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(d)    This Agreement shall continue in effect until such time as Indemnitee is no longer the ultimate controlling shareholder of the Subsidiary as defined under Applicable Law and no longer subject to any potential liability for any Covered Claim (including, without limitation, the pendency of any proceeding or appeal), regardless of whether Indemnitee continues to serve in an indemnified capacity.

(e)    This Agreement shall be governed by, and its provisions construed and enforced in accordance with, the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware.

(f)    No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

(g)    This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

FACEBOOK, INC.

By: ___________________________

Name: ___________________________

Title: ___________________________

AGREED TO AND ACCEPTED
INDEMNITEE:

___________________________
Signature

___________________________
(address)